                                                                      Exhibit 3q


                          ESCROW AGREEMENT - PROPERTY

      THIS AGREEMENT is made as of the 24th day of Dec, 1992.

BETWEEN:

                                                OF CANADA
                        MONTREAL TRUST COMPANY, 510 Burrard Street,
                        Vancouver, British Columbia, V6C 3B9

                        (hereinafter called the "Escrow Agent"

                                                       OF THE FIRST PART

AND:


                        CONSOLIDATED CAPROCK RESOURCES LTD., Suite 900, 777 Hornby Street, Vancouver, British Columbia, V6Z 1S4

                        (hereinafter called the "Company")

                                                       OF THE SECOND PART

AND:

                        THE UNDERSIGNED SHAREHOLDERS IN CONSOLIDATED CAPROCK RESOURCES LTD.

                        (hereinafter individually called "Shareholder" and collectively called the "Shareholders")

                                                       OF THE THIRD PART


WHEREAS:

A. The Shareholder has acquired or is about to acquire shares, of the Company and has agreed to enter into this Escrow Agreement on the terms and conditions hereinafter provided;

B. The Escrow Agent has agreed to undertake and perform its duties according to the terms and conditions hereof.

      NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the aforesaid agreements and the mutual covenants and conditions herein contained and other good and valuable consideration, the Shareholders jointly and severally covenant and agree with the Company and the Company and the Escrow Agent covenant with the other and with the Shareholders jointly and severally as follows:

1.    In this Agreement:

      (a)   "Exchange" shall mean the Vancouver Stock Exchange;

      (b) "lost or alienated" shall mean that circumstance where the Company has lost, alienated, or has not obtained a good or marketable title to, or that the Company has abandoned or discontinued development of, any or all of the property or asset, or that any or all of the property or asset has become of little or no value;

      (c) "property or asset" shall mean the property or asset transferred to the Company in whole or in part consideration for the issuance of the shares referred to in Schedule A attached hereto;

      (d) "Shares" shall mean the shares of each Shareholder set opposite his name in Schedule A attached hereto, together with any additional shares issued by way of a dividend paid in shares which accrues to the Shares, and shall be deemed to refer to the certificate or certificates representing such shares;

      (e) "Superintendent" shall mean the Superintendent of Brokers of the Province of British Columbia or any Deputy Superintendent of Brokers of the Province of British Columbia, or any duly authorized person performing his duties under the Securities Act of the Province of British Columbia as from time to time amended; and

      (f) "Superintendent or Exchange" means the Superintendent, if the shares of the Company are not listed on the Exchange, or the Exchange if the shares of the Company are listed on the Exchange.

2. Each Shareholder hereby places and deposits in escrow with the Escrow Agent the number of Shares of the Company set forth opposite his name in Schedule A attached hereto.

3. The parties hereby agree that the Shares and the beneficial ownership of or any interest in them shall not be sold, assigned, hypothecated, alienated, released from escrow, transferred with escrow, or otherwise in any manner dealt with except as may be required by reason of the death or bankruptcy of any Shareholder, in which case the Escrow Agent shall hold the Shares subject to this Agreement, for whatever person, firm or corporation shall be legally entitled to be or become the registered owner thereof.

4. The Shareholders hereby direct the Escrow Agent to retain their Shares, and not to do or cause anything to be done to release the same from escrow or to allow any transfer, hypothecation or alienation thereof. The Escrow Agent hereby accepts the responsibilities placed on it hereby and agrees to perform the same in accordance with the terms hereof and in accordance with any order or direction of the Superintendent or Exchange, subject only to any right of appeal against any such order or direction as referred to herein.

5. If, during the period in which any of the Shares are retained in escrow pursuant hereto, any dividend, other than a dividend paid in shares of the Company, is received by the Escrow Agent in respect of Shares, such dividend shall be paid or transferred forthwith to the Shareholders entitled thereto. Any shares received by the Escrow Agent by way of dividend in respect of the Shares shall be dealt with as if they were Shares hereunder.

6. All voting rights attached to the Shares may at all times be exercised by the respective registered owners thereof.

7. The Company hereby acknowledges the terms and conditions of this Agreement and agrees to take all reasonable steps to facilitate its performance.

8. The written consent, order or direction of the Superintendent or Exchange to a release from escrow of all or part of the Shares shall terminate this Agreement only in respect to those Shares so released. For greater certainty this clause does not apply to Shares transferred within escrow.

9. It is understood and acknowledged by the Company and the Shareholder that a portion of the consideration for the issuance of the Shares is to encourage the Shareholder to act in the best interests of the Company and, if the Company becomes successful due in part for the efforts of the Shareholders, and in such case, and notwithstanding that the property or asset has been lost or alienated, the Shareholder shall be entitled to maintain their ownership of the Shares and to a release of the Shares from the terms of this Agreement from time to time in accordance with the general policies of the Superintendent or Exchange.

10. In the event that the Company has lost or alienated the property or asset, the Company and each Shareholder have the express obligation and hereby agree to declare any such event or the circumstance and the particulars thereof to the Superintendent or Exchange.

11. Upon the Superintendent or Exchange being advised of the loss or alienation of the property or asset, they may, at their discretion, make such order or direction for the cancellation of all or any portion of the Shares as they deem advisable, provided however, that the fact that the property or asset has been lost or alienated shall not, in itself, be cause for cancellation of all or a part of the shares. It shall advise Escrow Agent of such order or direction and the Escrow Agent, subject to paragraph 15 hereof, shall cancel such Shares as the Superintendent or Exchange has ordered or directed.

12. If the Company ceases to own any substantial property or asset whatsoever, any Shareholder or group of Shareholders of the Company, holding in the aggregate not less than 5% of the issued and outstanding common shares of the Company may, by notice in writing directed to the Superintendent or Exchange, request that the Superintendent or Exchange order or direct that all or a portion of the Shares be cancelled. Any such shareholder or group of shareholders shall have the same right of appeal as is set out in paragraph 15.

13. If the Company ceases to own any substantial property or assets whatsoever and ceases for a period of three (3) months or more to engage in any substantial business Activity relating to its normal business, then and in such case, the Superintendent or the Exchange may make an order or direction to cancel all or any of the shares.

14. Upon receipt of any order or direction of the Superintendent or Exchange and subject as herein provided, the Shareholder here irrevocably appoints the Escrow Agent their attorney for the purpose of cancelling, selling, assigning or transferring any portion of the Shares for the purpose of executing any necessary acts of assignment or transfer, and with authority to substitute one or more persons with like full power.

15. Upon receipt by the Escrow Agent of any order or direction for the cancellation of any of the Shares, the Escrow Agent shall forthwith advise the Shareholders and shall not take any steps to cancel such Shares for 90 days from receipt of the order or direction. The Company or any Shareholder shall have the right to appeal the decision of the Superintendent or Exchange as if it were a decision of the Superintendent in accordance with the provisions of the Securities Act of the Province of British Columbia.

16. Any order or direction of the Superintendent or Exchange for the release of all or any of the Shares from the terms of this Agreement shall be subject to the same right of appeal by the Company or any shareholder as is set out in paragraph 15 above and the Escrow Agent shall not release any Shares from the terms of this Agreement until the expiry of ten (10) days from the receipt of the order or direction of the Superintendent or Exchange.

17. Nothing herein shall prevent the Company and the Shareholder, or any successors or permitted assigns of the Shareholder, from amending any agreement pursuant to which the

Shares were originally issued, including any amendment which substitutes one property or asset for the property or asset originally blended to the Company, PROVIDED HOWEVER, that any such amendment or substitution shall be subject to the consent of the Superintendent or Exchange.

18. Nothing herein shall prevent the Superintendent or Exchange from consenting to the release of Shares from the terms of this Agreement from time to time, even though all or a portion of the property or asset for which the Shares were originally issued or any property or asset substituted therefor, has been lost or alienated.

19. Notice of any order or direction of the Superintendent or Exchange shall be given by the Escrow Agent to all persons or parties affected thereby at their last known registered address.

20. This Agreement may be executed in several parts in the same form and such parts as so executed shall together form one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

21. Wherever the singular or masculine are used through this Agreement, the same shall be construed as being the plural or feminine or neuter when the context so requires.

22. This Agreement shall enure to the benefit of and be binding upon the parties hereto, their and each of their heirs, successors, administrators, successors and permitted assigns.

23. The parties hereto agree that in consideration of the premises and of the Escrow Agent agreeing to act in such capacity, the Shareholders and the Company do hereby jointly and severally covenant and agree from time to time and at all times hereafter well and truly to save, defend and keep harmless and fully indemnify the Escrow Agent, its successors and assigns, from and against all loss, costs, charges, suits, demands, claims, damages and expenses which the Escrow Agent, its successors or assigns, may from time to time hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting as Escrow Agent or anything in any manner relating thereto or by reason of the Escrow Agent's compliance in good faith with the terms hereof.

24. It is further agreed by and between the parties hereto, and without restricting the foregoing indemnity, that in case proceedings should hereafter be taken in any court respecting the Shares, the Escrow Agent shall not be obliged to defend any such action or submit its rights to the court until it shall have been indemnified by other good and sufficient security in addition to the indemnity hereinbefore given against its costs of such proceedings.

      IN WITNESS WHEREOF the parties hereto have executed these presents the day and year first written above.



THE COMMON SEAL OF MONTREAL     )
TRUST COMPANY was hereunto      )
affixed in the presence of:     )                     C/S
                                )
                                )
/s/                             )
---------------------------     )
Authorized Signatory            )
                                )
                                )
/s/                             )
---------------------------     )
Authorized Signatory            )


/s/                                     /s/ Peter P. Tsaparas
---------------------------     )       -----------------------------
Witness                         )       Peter P. Tsaparas



THE COMMON SEAL OF              )
CONSOLIDATED CAPROCK            )
RESOURCES LTD was hereunto      )
affixed in the presence of:     )                     C/S
                                )
/s/ Peter P. Tsaparas           )
---------------------------     )
Authorized  Signatory           )
                                )
                                )
---------------------------     )
Authorized Signatory            )

                                   SCHEDULE A
                       TO THE ESCROW AGREEMENT - PROPERTY
                      DATED AS OF THE     DAY OF DECEMBER, 1992
                          AMONG MONTREAL TRUST COMPANY,
                       CONSOLIDATED CAPROCK RESOURCES LTD.
                              AND PETER P. TSAPARAS


Shares held in escrow are subject to rules, regulations and policies of the Superintendent of Brokers and the Vancouver Stock Exchange, as may be in effect during the currency of this Agreement.

Name and Address of Shareholder              Number of Shares
-------------------------------              ----------------
Peter Tsaparas                                   194,276
c/o 900 - 595 Howe Street
Vancouver, B.C.
V6C 2T5

                   (APPENDIX A TO LOCAL POLICY STATEMENT 3-07)

                  ESCROW AGREEMENT ADDITIONAL PRINCIPALS SHARES

THIS AGREEMENT is dated for reference June 25, 1990 and made

AMONG:

                        MONTREAL TRUST COMPANY OF CANADA, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9

                                                           (the "Escrow Agent");

AND:

                        CONSOLIDATED CAPROCK RESOURCES LTD., Suite 900, 777 Hornby Street, Vancouver, British Columbia, V6Z 1S4

                                                                 (the "Issuer");

AND:

                        EACH SHAREHOLDER, as defined in this Agreement

                                                  (collectively, the "Parties").

WHEREAS the Shareholder has acquired or is about to acquire shares of the Issuer;

AND WHEREAS the Escrow Agent has agreed to act as escrow agent in respect of the shares upon the acquisition of the shares by the Shareholder;

NOW THEREFORE in consideration of the covenants contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which is acknowledged), the Parties agree as follows:

1.    INTERPRETATION

In this Agreement:

      (a) "Acknowledgement" means the acknowledgement and agreement to be bound in the form attached as Schedule A to this Agreement;

      (b)   "Act" means the Securities Act, S.B.C. 1985, c.83;

      (c)   "Exchange" means the Vancouver Stock Exchange

      (d) "Local Policy Statement 3-07" means the Local Policy Statement 3-07 in effect as of the date of reference of this Agreement and attached to Schedule 8 to this Agreement;

      (e) "Shareholder" means a holder of shares or the Issuer who executes this Agreement or an Acknowledgement;

      (f) "Shares" means the shares of the Shareholder described in Schedule C to this Agreement, as amended from time to time in accordance with section 9;

      (g) "Superintendent" means the Superintendent of Brokers appointed under the Act; and

      (h) "Superintendent or the Exchange" means the Superintendent, if the shares of the Issuer are not listed on the Exchange, or the Exchange, if the shares of the Issuer are listed on the Exchange.

2.    PLACEMENT OF SHARES IN ESCROW

The Shareholder places the Shares in escrow with the Escrow Agent and shall deliver the certificates representing the Shares to the Escrow Agent as soon as practicable.

3.    VOTING OF SHARES IN ESCROW

Except as provided by section 4(a), the Shareholder may exercise all voting rights attached to the Shares.

4.    WAIVER OF SHAREHOLDER'S RIGHTS

The Shareholder waives the rights attached to the Shares

      (a)   to vote the Shares on a resolution to cancel any of the Shares;

      (b)   to receive dividends; and

      (c) to participate in the assets and property of the Issuer on a winding up or dissolution of the Issuer.

5.    ABSTENTION FROM VOTING AS A DIRECTOR

A Shareholder that is or becomes a director of the Issuer shall abstain from voting on a directors' resolution to cancel any of the Shares.

6.    TRANSFER WITHIN ESCROW

      (1) The Shareholder shall not transfer any of the Shares except in accordance with Local Policy Statement 3-07 and with the consent of the Superintendent or the Exchange.

      (2) The Escrow Agent shall not effect a transfer of the Shares within escrow unless the Escrow Agent has received

            (a) a copy of an Acknowledgement executed by the person to whom the Shares are to be transferred; and

            (b) a letter from the Superintendent or the Exchange consenting to the transfer.

      (3) Upon the death or bankruptcy of a Shareholder,, the Escrow Agent shall hold the Shares subject to this Agreement for the person that is legally entitled to become the registered owner of the Shares.

      (4) If a Shareholder ceases to be a principal, as that term is defined in Local Policy Statement 3-07, dies, or becomes bankrupt, the Shareholder shall be entitled to retain the Shares and shall not be required to transfer or surrender the Shares to the Issuer for cancellation.

7.    RELEASE FROM ESCROW

      (1) The Shareholder irrevocably directs the Escrow Agent to retain the Shares until the Shares are released from escrow pursuant to subsection (2) or surrendered for cancellation pursuant to section 8.

      (2) The Escrow Agent shall not release the Shares from escrow unless the Escrow Agent has received a letter from the Superintendent or the Exchange consenting to the release.

      (3) The approval of the Superintendent or the Exchange to a release from escrow of any of the Shares shall terminate this Agreement only in respect of the Shares so released.

8.    SURRENDER FOR CANCELLATION

The Shareholder shall surrender the Shares for cancellation and the Escrow Agent shall deliver the certificates representing the Share to the Issuer

      (a) at the time of a major reorganization of the Issuer, if required as a condition of the consent to the reorganization by the Superintendent or the Exchange;

      (b) where the Issuer's shares have been subject to a cease trade order issued under the Act for a period of 2 consecutive years;

      (c) any of, the Shares which have not been released from the escrow hereby created before the expiration of 5 years from the date the Exchange accepts this Agreement for filing shall be cancelled forthwith and the Issuer and the Escrow Agent hereby agree to take all such actions as may be necessary to expeditiously effect such cancellation; or

      (d)   where required by section 6(4).

9.    AMENDMENT OF AGREEMENT

      (1) Subject to subsection (2), this Agreement may be amended only by a written agreement among the Parties and with the written consent of the Superintendent or the Exchange.

      (2)   Schedule C to this Agreement shall be amended upon

            (a)   a transfer of Shares pursuant to section 6;

            (b)   a release of Shares from escrow pursuant to section 7; or

            (c)   a surrender of Shares for cancellation pursuant to section 8;

            and the Escrow Agent shall note the amendment on the Schedule C in its possession.

10.   INDEMNIFICATION OF ESCROW AGENT

The Issuer and the Shareholders, jointly and severally, release, indemnify and save harmless the Escrow Agent from all costs, charges, claims, demands, damages, losses and expenses resulting from the Escrow Agent's compliance in good faith with this Agreement.

11.   RESIGNATION OF ESCROW AGENT

      (1) If the Escrow Agent wishes to resign as escrow agent in respect of the Shares, the Escrow Agent shall give notice to the Issuer.

      (2) If the Issuer wishes the Escrow Agent to resign as escrow agent in respect of the Shares, the Issuer shall give notice to the Escrow Agent.

      (3) A notice referred to in subsection (1) or (2) shall be in writing and delivered to

            (a) the Issuer at Suite 900, 777 Hornby Street, Vancouver, British Columbia, V6Z 1S4 or

            (b) the Escrow Agent, Montreal Trust Company of Canada at 510 Burrard Street, Vancouver, British Columbia, V6C 3B9


            and the notice shall be deemed to have been received on the date of delivery. The Issuer or the Escrow Agent may change its address for notice by giving notice to the other party in accordance with this subsection.

      (4) A copy of a notice referred to in subsection (1) or shall concurrently be delivered to the Superintendent or the Exchange.

      (5) The resignation of the Escrow Agent shall be effective and the Escrow Agent shall cease to be bound by this Agreement on the date that is 180 days after the date of receipt of the notice referred to in subsection (1) or (2) or on such other date as the Escrow Agent and the Issuer may agree upon (the "resignation date").

      (6) The Issuer shall, before the resignation date and with the written consent of the Superintendent or the Exchange, appoint another escrow agent. and that appointment shall be binding on the Issuer and the Shareholders.

12.   FURTHER ASSURANCES

The Parties shall execute and deliver any documents and perform any acts necessary to carry out the intent of this Agreement.

13.   TIME

Time is of the essence of this Agreement.

14.   GOVERNING LAWS

This Agreement shall be construed in accordance with and governed by the laws of British Columbia and the laws of Canada applicable in British Columbia.

15.   COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.

16.   LANGUAGE

WHEREVER a singular expression is used in this Agreement, that expression is deemed to include the plural or the body corporate where required by the context.

17.   ENUREMENT

This Agreement enures to the benefit of and Is binding on the Parties and their heirs, executors, administrators, successors and permitted assigns.

The Parties have executed and delivered this Agreement as of the date of reference of this Agreement.


THE CORPORATE SEAL OF MONTREAL       )
TRUST COMPANY OF CANADA was here-    )
unto affix the presence of:          )
                                     )
/s/                                  )              C/S
--------------------------------     )
Authorized Signatory                 )
                                     )
/s/                                  )
--------------------------------     )
Authorized Signature                 )



THE CORPORATE SEAL OF                )
CONSOLIDATED CAPROCK RESOURCES       )
LTD. was hereunto affixed in the     )
presence of:                         )
                                     )
/s/                                  )              C/S
--------------------------------     )
Authorized Signatory                 )
                                     )
/s/                                  )
--------------------------------     )
Authorized Signatory                 )



SIGNED, SEALED AND DELIVERED by      )
ROBIN T. FORSHAW in the presence     )
of:                                  )              No. of Shares: 60,724
                                     )
/s/                                  )
--------------------------------     )
SIGNATURE                            )
                                     )
/s/ N.E. Smith                       )
--------------------------------     )
NAME                                 )
                                     )
Suite 1140-625 Howe Street           )             /s/ Robin T. Forshaw
Vancouver, B.C. Canada               )             -----------------------------
V6C 2T6                              )             ROBIN T. FORSHAW
--------------------------------     )
ADDRESS                              )
                                     )
Secretary                            )
--------------------------------     )
OCCUPATION                           )

SIGNED, SEALED AND DELIVERED by      )
CHARLES S. UNDERHILL in the          )
presence of:                         )               No. of Shares: 120,000

N.F. Smith                           )
--------------------------------     )
Signature
--------------------------------     )

N.F. Smith
--------------------------------     )
Name

Suite 1140-625 Howe Street           )             /s/ Charles S. Underhill
Vancouver, B.C. Canada               )             -----------------------------
V6C 2T6                              )             CHARLES S. UNDERHILL
--------------------------------     )
Address

Secretary
--------------------------------     )
Occupation

                                                                       LPS 3-07

                         SCHEDULE A T0 ESCROW AGREEMENT

                   ACKNOWLEDGEMENT AND AGREEMENT TO BE BOUND


 To:     Superintendent of Brokers       or      Vancouver Stock Exchange
         #1100 - 865 Hornby Street               609 Granville Street
         Vancouver, B.C.                         Vancouver, B.C.
         V6Z 2H4                                 V7Y 1H1

         (if the shares are not                  (if the shares are listed
         listed on the Vancouver                 on the Vancouver Stock
         Stock Exchange)                         Exchange)


I acknowledge that

(a)   I have entered into an agreement with      under which     shares of
      (the "Shares") will be transferred to me upon receipt of regulatory approval, and

(b)   the Shares are held in escrow subject to an escrow agreement dated for
      reference     , 19 . (the "Escrow Agreement"), a copy of which is attached as Schedule A to this acknowledgement.

In consideration of $1.00 and other good and valuable consideration (the receipt and sufficiency of which is acknowledged) I agree, effective upon receipt of regulatory approval of the transfer to me of the Shares, to be bound by the Escrow Agreement in respect of the Shares as if I were an original signatory to the Escrow Agreement.

Dated at ___________________________   on  _______________ 19 ___.

Where the transferee is an individual:

Signed, sealed and delivered by        )
[transferee] in the presence of:       )
                                       )
                                       )
-------------------------------------  )
Name
                                       )      --------------------------------
                                       )      [transferee]
-------------------------------------  )
Address

-------------------------------------  )

-------------------------------------  )
Occupation

                                                               December 21, 1989

LPS 3-07



Where the transferee is a company:


The Corporate/Common Seal of           )
[transferee] was affixed               )
in the presence of:                    )
                                       )
                                       )               c/s
-----------------------------------    )
Authorized signatory
                                       )
                                       )
-----------------------------------    )
Authorized signatory                   )


                                                               December 21, 1989

[LOGO]     Province of
           British Columbia    BRITISH COLUMBIA SECURITIES COMMISSION


OFFICE OF THE
CHAIRMAN



                           LOCAL POLICY STATEMENT 3-07

                  POLICY GUIDELINES RESPECTING TRADING SHARES,
                   PERFORMANCE SHARES AND OTHER CONSIDERATION


                                TABLE OF CONTENTS

PART  TITLE                                                         PAGE
----  -----                                                         ----
1.    IMPLEMENTATION                                                 1

2.    APPLICATION                                                    1

      2.1   Pre-prospectus

      2.2   Reactivations and reorganizations

3.    TRANSITION                                                     2

      3.1   Agreements made under former policy statement

      3.2   option of conforming with new policy statement

4.    DEFINITIONS                                                    2

      4.1   Defined terms

      4.2   Terms defined in legislation

5.    GENERAL MATTERS                                                5

      5.1   Review of opinions and reports

      5.2   Requirement for valuation opinion

      5.3   out of pocket costs

      5.4   confirmation of fair value

6.    ISSUANCE OF TRADING SHARES                                     6


      6.1   Minimum price and maximum aggregate value

      6.2   Interest in operating subsidiary

      6.3   Value assigned to non-cash assets

      6.4   Purchase of interest in mineral property

      6.5   Accumulated deficit related to issuer's
            stated business purpose

      6.6   Exclusion of amounts by Superintendent

                                                               December 21, 1989


                                                        1200. 865 Hornby Street
Office:(604) 660-4881                                   Vancouver
Facsimile: (604) 660-2688                               British Columbia
Telex: (604) 04-54599                                   V6Z 2H4

PART  TITLE                                                         PAGE
----  -----                                                         ----
7.    ISSUANCE OF PERFORMANCE SHARES                                  8

      7.1   Issuance to principals

      7.2   Natural resource issuer

      7.3   Industrial issuer

      7.4   Escrow requirement

      7.5   Escrow agreement

      7.6   Limitations on rights of holders of performance shares

      7.7   Rights on ceasing to be a principal

      7.8   Undertaking of holding company


8.    TRANSFER OF PERFORMANCE SHARES WITHIN ESCROW                   10

      8.1   Permitted transferees

      8.2   Request for consent to transfer

      8.3   Documents to be filed with request for consent to transfer

      8.4   Letter of consent or objection

      8.5   No transfer during period between prospectus receipt and listing

9.    RELEASE OF PERFORMANCE SHARES FROM ESCROW                      11

      9.1   Release of shares of natural resource issuer

      9.2   Reduction in release for natural resource issuer

      9.3   Release of shares of industrial issuer

      9.4   Adjustment of release calculation

      9.5   Requirements for release

      9.6   Annual release based on annual audited financial statements

      9.7   Request for consent to release

      9.8   Documents to be filed with request for consent to release

      9.9   Letter of consent or objection

      9.10  Request by holder of performance shares for consent to release


10.   SURRENDER OF PERFORMANCE SHARES FOR                            14
      CANCELLATION


                                                               December 21, 1989

                                                                        LPS 3-07




PART  TITLE                                                         PAGE
----  -----                                                         ----

11.   OTHER CONSIDERATION                                            14

      11.1  Natural resource issuer

      11.2  industrial issuer


Appendix A      Escrow Agreement

Appendix B      Examples of earn-out prices for performance shares issued by an industrial issuer

Appendix C      Undertaking Required from Non-Reporting or Closely Held Company



                                                               December 21, 1989

PART 1 IMPLEMENTATION

1.1 The following local policy statements are hereby rescinded and this local policy statement substituted therefor, effective March 1, 1990:

      (a) Local Policy Statement 3-07, dated February 6, 1987 (the "Former Policy Statement"), and

      (b) Local Policy Statements 3-08, 3-09 and 3-10, each dated February 1, 1987.


PART  2 APPLICATION

2.1 Pre-prospectus - This local policy statement sets out guidelines for issuance of shares and payment of consideration for assets by an issuer intending to do an initial public offering and obtain a listing on the Vancouver Stock Exchange. This local policy statement addresses

      (a) the issuance of trading shares, which are common shares issued as consideration for cash or assets contributed to the issuer and, in certain cases, expenses incurred to advance the business of the issuer,

      (b) the issuance of and escrow restrictions imposed on performance shares, which are common shares issued to directors, officers, promoters and other principals of the issuer to provide them with both a reasonable assurance of control during the formative stages of the issuer's development and an incentive to support the issuer, and

      (c) the payment of other consideration by the issuer for assets or services.

2.2 Reactivations and reorganizations - This local policy statement applies, with the necessary changes, to

      (a) the reactivation of an issuer by way of a prospectus, carried out in accordance with Local Policy Statement 3-35 and the policies of the Vancouver Stock Exchange, and


                                                               December 21, 1989

                                       2                                LPS 3-07



      (b) a major reorganization of an issuer, including a reverse take over, carried out in accordance with the policies of the British Columbia Securities Commission and the Vancouver Stock Exchange.

PART 3 TRANSITION

3.1 Agreements made under former policy statement - Subject to section 3.2, shares issued in accordance with the Former Policy Statement will continue to be governed by any agreements made in accordance with the Former Policy Statement. Such shares, however, will be subject to the transfer restrictions and procedures set out in Part 8 and the release criteria and procedures set out in sections 9.5 through 9.10 of this local policy statement.

3.2 Option of conforming with new policy statement - An issuer that has issued shares in accordance with the Former Policy Statement may reorganize its capital to fully conform with this local policy statement. Before doing so, the issuer must obtain the approval of its shareholders and the written consent of the Superintendent of Brokers, if the issuer's shares are not listed on the Vancouver Stock Exchange, or the Vancouver Stock Exchange, if the issuer's shares are listed on that exchange. Both the approval and consent must be obtained by March 1, 1991.

PART 4 DEFINITIONS

4.1   Defined terms - In this local policy statement:

      "Act" means the Securities Act, S.B.C. 1985, c. 83;

      "arm's length transaction" means a transaction other than a non-arm's length transaction;

      "cash flow" means net income or loss before tax, adjusted to add back the following expenses:

      (a)   depreciation,

      (b) amortization of goodwill and deferred research and development costs, excluding general and administrative costs,


                                                               December 21, 1989

LPS 3-07                               3


      (c) expensed research and development costs excluding general and administrative costs, and

      (d)   any other amounts permitted or required by the Superintendent;

      "cumulative cash flow" means, at any time, the aggregate cash flow of an issuer up to that time from a date no earlier than the issuer's financial year end immediately preceding the date of its IPO, net of any negative cash flow;

      "earn-out factor" means the number obtained by squaring the performance share percentage, expressed as a decimal, and multiplying by four;

      "earn-out price" means the IPO price multiplied by the earn-out factor;

      "escrow agreement" means an agreement in the form attached as Appendix A to this local policy statement;

      "Exchange" means the Vancouver Stock Exchange;

      "industrial issuer" means an issuer other than a natural resource issuer;

      "IPO" means the initial public offering of common shares of an issuer under a prospectus which has been filed with, and for which a receipt has been obtained from, the Superintendent under section 42 of the Act;

      "IPO price" means the price per share paid by the public on an issuer's
      IPO;

      "non-arm's length transaction" means a transaction between the issuer and a person that, at any time from the date of the transaction until the date of completion of the issuer's IPO, is

      (a)   an insider, associate, affiliate or principal of the issuer,

      (b)   a person that

            (i) has a control person, insider or promoter that is a control person, insider or promoter of the issuer, or


                                                               December 21, 1989

                                                                        LPS 3-07
                                      - 4 -


            (ii) has a control person, insider or promoter that is an associate or affiliate of a control person, insider or promoter of the issuer except where the person's insiders that are described in paragraphs
            (i) and (ii) hold in total less than 10% of the voting securities of the person, or

      (c) determined by the Superintendent not to be at arm's length to the issuer;

      "performance shares" means common shares of an issuer issued in accordance with Part 7 of this local policy statement, so long as they are held in escrow in accordance with this local policy statement;

      "Performance share percentage" means the percentage, determined on the date the issuer's shares are listed, posted and called for trading on the Exchange, that the issued performance shares of the issuer are of the total issued and outstanding voting securities of the issuer;

      "principal" means, in relation to an issuer,

      (a)   a promoter of the issuer,

      (b) a director of the issuer or of an operating subsidiary of the issuer,

      (c) a full time management employee of the issuer, or of an operating subsidiary of the issuer, whose direct or indirect employment is with the issuer or the subsidiary,

      (d) a person who has provided key services or contributed a fundamental asset to the issuer and has elected to be treated as a principal, or

      (e) a company all the voting securities of which are owned by one or more of the persons referred to in subsections (a) through (d);

      "Regulation" means the Securities Regulation, B.C. Reg. 270/86;


                                                               December 21, 1989

LPS 3-07
                                     - 5 -


      "Superintendent or the Exchange" means the Superintendent, if the issuer's shares are not listed on the Exchange, and the Exchange, if the issuer's shares are listed on the Exchange;

      "trading shares" means shares of the class of common shares issued on an issuer's IPO, excluding performance shares issued in accordance with Part 7 of this local policy statement;

      "valuation opinion" means, in respect of

      (a) a natural resource issuer, a written opinion prepared by a qualified expert as to the fair market value of a resource property, determined either through the computation of present value or some other recognized method of valuation acceptable to the Superintendent, and

      (b) an industrial issuer, a written opinion prepared in accordance with generally applied valuation approaches by a Chartered Business Valuator, or another expert acceptable to the Superintendent, as to the highest price available for the issuer's business, assets or shares in an open and unrestricted market between informed, prudent parties, acting at arm's length and under no compulsion to act, expressed in terms of money or money's worth.

4.2 Terms defined in legislation - Subject to section 4.1, terms defined in the Act, the Regulation and the Interpretation Act, R.S.B.C. 1979, c. 206 and used in this local policy statement have the same meaning as in the Act, the Regulation and the Interpretation Act.

PART  5 GENERAL MATTERS

5.1 Review of opinions and reports - The Superintendent may, with the agreement of an issuer, seek the opinion of an engineer, appraiser, business valuator, accountant or other expert to determine the acceptability of a valuation opinion or other report filed pursuant to this local policy statement and, in such circumstances, the issuer will be liable for the fees charged by such person in connection with providing the opinion.


                                                               December 21, 1989

                                                                        LPS 3-07

5.2 Requirement for valuation opinion - The Superintendent may, at the time of reviewing an issuer's prospectus for its IPO, require a valuation opinion in support of the value attributed to any non-cash assets.

5.3 Out of pocket costs - Where this local policy statement provides that the value of trading shares issued or other consideration paid to a person by an issuer for a non-cash asset must be calculated on the basis of the out of pocket costs incurred by the person in respect of the non-cash asset, those out of pocket costs must

      (a)   be reasonable,

      (b) have contributed or be reasonably expected to contribute to the future operations of the issuer,

      (c)   be supported by an audited statement of costs, and

      (d) in respect of a resource property, be restricted to acquisition costs and such other costs as are necessary to secure a preliminary evaluation of the resource property and to lead to the identification of exploration targets.

5.4 Confirmation of fair value - The onus will be on an issuer, if questioned, to satisfy the Superintendent that fair value was received for costs or expenditures associated with a non-arm's length transaction.

PART 6 ISSUANCE OF TRADING SHARES

6.1 Minimum price and maximum aggregate value - Although in most cases trading shares will be paid for in cash, trading shares may be issued for consideration other than cash. Subject to sections 6.2 through 6.6, an issuer may issue trading shares at a minimum price of $.25 per share up to an aggregate value equal to:

      (a)   the amount of cash paid in as share capital; plus

      (b) the fair market value of any non-cash assets contributed as share capital; plus

      (c)   the issuer's retained earnings, if any; less

      (d) where the issuer has an accumulated deficit, that portion of the accumulated deficit that does not directly relate to the issuer's stated business purpose at the time of its IPO.


                                                               December 21, 1989

LPS 3-07

6.2 Interest in operating subsidiary - Where an issuer has an operating subsidiary, or is proposing to issue trading shares in order to acquire an operating subsidiary, and the value of that operating subsidiary is not supported by a current valuation opinion, the principles of this Part will apply to the operating subsidiary for the purpose of determining the number of trading shares that may be issued by the issuer in respect of its interest in the operating subsidiary.

6.3 Value assigned to non-cash assets - For the purpose of section 6.1(b), where non-cash assets are contributed to an issuer by a person in a non-arm's length transaction, the fair market value attributed to the non-cash assets must be either

      (a)   supported by a valuation opinion, or

      (b) limited to an amount equal to the out of pocket costs incurred by the person in respect of the non-cash assets, determined in accordance with section 5.3.

6.4 Purchase of interest in mineral Property-A natural resource issuer that, in an arm's length transaction, agrees to issue trading shares as consideration for a mineral property or an option on a mineral property, the value of which is not supported by a current valuation opinion, will generally be required to meet the following conditions:

      (a) The consideration must consist of not more than 200,000 trading shares issuable in no fewer than four blocks, each block consisting of not more than 50,000 trading shares.

      (b) one block of shares may be issued prior to the date the issuer's shares are listed, posted and called for trading on the Exchange.

      (c) The remaining blocks of shares may be issued in stages upon the filing with the Exchange of engineering reports, acceptable to the Exchange, recommending further work on the mineral property.

6.5 Accumulated deficit related to issuer's stated business purpose - For the purpose of section 6.1(d), that portion of the issuer's accumulated deficit that directly relates to the issuer's stated business purpose at the time of its IPO includes


                                                               December 21, 1989

                                                                        LPS 3-07

      (a)   for a natural resource issuer, expenses incurred

            (i) in exploring and developing the resource properties upon which the issuer's IPO proceeds are to be spent, and

            (ii) in exploring and developing other resource properties, provided that these expenses do not exceed the expenses referred to in paragraph (i), and

      (b) for an industrial issuer, expenses incurred in respect of the project or business to be financed by the issuer's IPO proceeds.

6.6 Exclusion of amounts by Superintendent - The Superintendent may require that an amount be excluded from the determination of the number of trading shares that may be issued under this Part if in the circumstances he considers that to include any such amount would be inappropriate or unconscionable. For example, the Superintendent would question the appropriateness of issuing trading shares for non-cash assets unrelated to the issuer's stated business purpose at the time of its IPO or for excessive administrative expenses.

PART  7 ISSUANCE OF PERFORMANCE SHARES

7.1 Issuance to principals - Performance shares may be issued for cash to the principals of an issuer

      (a) to provide the principals with a measure of control to facilitate the development of the issuer in an orderly fashion,

      (b) to provide an incentive for the principals to diligently support the affairs of the issuer, and

      (c) to provide an incentive for the principals to contribute management services or fundamental assets to the issuer.

7.2 Natural resource issuer - A natural resource issuer may issue to its principals up to a total of 750,000 performance shares, at a minimum price of $.01 per share.

7.3 Industrial issuer - An industrial issuer may issue performance shares to its principals, at a minimum price of $.01 per share, provided that the resulting performance share percentage does not exceed 65%.


                                                               December 21, 1989

LPS - 307

7.4 Escrow requirement - Performance shares are required to be escrowed. It should be noted that the higher the performance share percentage, the more difficult it becomes to obtain a release of the performance shares from escrow. The table attached as Appendix B to this local policy statement provides some examples of the operation of the release provisions for industrial issuers set out in Part 9 of this local policy statement.

7.5 Escrow agreement - Prior to or at the time of acquiring performance shares, principals must execute an escrow agreement. The certificates representing the performance shares must be registered in the names of the holders of the shares and deposited with the escrow agent in accordance with the terms of the escrow agreement. Only a trust company carrying on business in British Columbia or a company approved by the Superintendent may act as an escrow agent.

7.6 Limitations on rights of holders of performance shares - The escrow agreement provides that the holders of performance shares waive any rights attached to those shares to receive dividends or to participate in the assets and property of the issuer on a winding up or dissolution. Holders of performance shares do retain the right to vote those shares, except on a resolution respecting their cancellation.

7.7 Rights on ceasing to be a principal - The escrow agreement requires that the parties to it set out in the agreement any rights or obligations of a person who ceases to be a principal, dies or becomes bankrupt to retain, transfer or surrender to the issuer for cancellation any performance shares then held by the person.

7.8 Undertaking of holding company Where performance shares are to be issued to a non-reporting or closely-held company, wherever situate, rather than to an individual, the company must, prior to or at the time of acquiring the performance shares, execute an undertaking in the form attached as Appendix C to this local policy statement. In the undertaking, the company agrees not to effect or permit any transfer of ownership of shares of the company nor to issue further shares of any class in the company without the consent of the Superintendent or the Exchange, so long as the company continues to hold any of the issuer's performance shares. An application for consent should be made in the same manner as an application for consent to a transfer of performance shares pursuant to
      Part 8 of this local policy statement.


                                                               December 21, 1989

                                                                        LPS 3-07

PART 8 TRANSFER OF PERFORMANCE SHARES WITHIN ESCROW

8.1   Permitted transferees - Performance shares may be transferred only to

      (a)   other principals, including incoming principals,

      (b)   the issuer of the performance shares, or

      (c)   an offeror under a formal bid (as defined in section 74 of the Act).

8.2 Request for consent to transfer - In order to transfer performance shares, the holder of performance shares must deliver to the Superintendent or the Exchange a written request for consent to the transfer. The request for consent to the transfer must include:

      (a) the name of the escrow agent and the reference date of the escrow agreement,

      (b)   an explanation of the reason for the transfer,

      (c) a description of the consideration to be paid for the performance shares,

      (d) where the performance shares are to be transferred to a principal, confirmation that the transferee is a principal or will become a principal on or before the date of the proposed transfer, and

      (e) a description of the exemptions in the Act or the Regulation, if any, being relied upon to make the transfer.

8.3 Documents to be filed with request for consent to transfer - The request for consent to the transfer must be accompanied by:

      (a)   a copy of the transfer agreement,

      (b) an acknowledgement and agreement to be bound in the form attached as Schedule A to the escrow agreement, executed by the transferee,

      (c) where the performance shares are to be transferred to a non-reporting or closely held company, wherever situate, rather than to an individual, an undertaking by the company in the form attached as Appendix C to this local policy statement,


                                                               December 21, 1989

LPS 3-07

      (d) where applicable, evidence that the proposed change of control has been approved by the shareholders of the issuer, and

      (e)   the appropriate application fee.

8.4 Letter of consent or objection - Upon receiving a request for consent to a transfer and accompanying documents that comply with sections 8.2 and 8.3, the Superintendent or the Exchange will issue to the applicant a letter that either consents or objects to the transfer. A letter consenting to the transfer will be copied to the escrow agent.

8.5 No transfer during period between Prospectus receipt and listing - The Superintendent will generally refuse to consent to a transfer of performance shares during the period between the date of the receipt for the issuer's prospectus for its IPO and the date the issuer's securities are listed, posted and called for trading on the Exchange.

PART  9 RELEASE OF PERFORMANCE SHARES FROM ESCROW

9.1 Release of shares of natural resource issuer - Holders of performance shares of a natural resource issuer will be entitled to the pro-rata release of those performance shares on the basis of 15% of the original number of performance shares for every $100,000 expended on exploration and development of a resource property by

      (a)   the issuer, or

      (b) a person other than the issuer in order to earn an interest in the resource property, but only in respect of that proportion of the expenditure equal to the issuer's remaining proportionate Interest in the resource property after the person's interest has been earned, provided that

      (c) no more than 50% of the original number of performance shares may be released in any 12 month period, and

      (d) no expenditure on exploration and development made prior to the date of the receipt for the issuer's prospectus for its IPO may be included.


                                                               December 21, 1989

                                                                        LPS 3-07

9.2 Reduction in release for natural resource issuer-Where administrative expenses exceed 33% of total expenditures during the period on which the calculation in section 9.1 is based,

      (a)   the pro-rata release factor of 15% will be reduced to 7.5%, and

      (b) the percentage of the original number of performance shares available for release in any 12 month period will be reduced to 25%.

9.3 Release of shares of industrial issuer - Holders of performance shares of an industrial issuer will be entitled to the pro-rata release of a number of performance shares equal to the amount of cumulative cash flow, not previously applied towards release, divided by the earn-out price.

9.4 Adjustment of release calculation - On a consolidation, subdivision, amalgamation or reclassification of the issuer's shares, the release calculation must be adjusted so that the proportion of the outstanding performance shares available for release is unaffected by the consolidation, subdivision, amalgamation or reclassification.

9.5 Requirements for release - No performance shares may be released from escrow unless, at the time of the application for release,

      (a) the issuer is meeting its current obligations in the ordinary course of business as they generally become due, as evidenced by a statutory declaration of the president or chief financial officer of the issuer,

      (b) the issuer's shares are listed, posted and called for trading on all stock exchanges having jurisdiction over it, as evidenced by letters from those stock exchanges,

      (c) the issuer is not in default of any requirement of the Act or the Regulation, as evidenced by a certificate issued by the Commission, and


                                                               December 21, 1989

LPS 3-07

      (d) the issuer is in good standing with respect to its filing of returns with the Registrar of Companies under the Company Act or, if the issuer is incorporated, organized or continued in a jurisdiction other than British Columbia, with the registrar of companies or similar authority in that jurisdiction, as evidenced by a certificate issued by the Registrar of Companies or by that similar authority.

9.6 Annual release based on annual audited financial Statements - Performance shares may be released only once during an issuer's financial year. The release calculation must be based on the issuer's annual audited financial statements for the year or years during which the release requirements were met in respect of the performance shares to be released.

9.7 Request for consent to release - In order to obtain a release of performance shares, the issuer must deliver to the Superintendent or the Exchange a written request for consent to the release. The request for consent to the release must include the name of the escrow agent and the reference date of the escrow agreement.

9.8 Documents to be filed with request for consent to release - The request for consent to the release must be accompanied by:

      (a)   written evidence of compliance with the requirements of section 9.5,

      (b) annual audited financial statements of the issuer for the financial year or years during which the release requirements were met in respect of the performance shares to be released,

      (c) where expenditures on a resource property were made by a person other than the issuer, an audited statement of costs,

      (d) a calculation, prepared by the issuer's auditor, of the number of performance shares to be released, and

      (e)   the appropriate application fee.


                                                               December 21, 1989

                                                                        LPS 3-07

9.9 Letter of consent or objection - Upon receiving a request for consent to a release and accompanying documents that comply with sections 9.7 and 9.8, the Superintendent or the Exchange will issue to the issuer a letter that either consents or objects to the release. A letter consenting to the release will be copied to the escrow agent.

9.10 Request by bolder of performance shares for consent to release - A holder of performance shares may apply to, the Superintendent or the Exchange for release where the issuer is unable or unwilling to do so. If the president or chief financial officer of the issuer refuses to provide the statutory declaration referred to in section 9.5(a), the Superintendent or the Exchange may waive that requirement.

PART 10 SURRENDER OF PERFORMANCE SHARES FOR CANCELLATION

10.1  Performance shares must be surrendered to the issuer for cancellation

      (a) at the time of a major reorganization of the issuer, if required as a condition of the consent to the reorganization by the Superintendent or the Exchange,

      (b) where the issuer's shares have been subject to a cease trade order issued under the Act for a period of 2 consecutive years, or

      (c) 10 years from, the later of the date of issue of the performance shares and the date of the receipt for the issuer's prospectus for its IPO.

PART 11 OTHER CONSIDERATION

11.1 Natural resource issuer - Where a natural resource issuer proposes to acquire from a person a resource property or an option on a resource property, the value of which is not supported by a valuation opinion, the following principles apply:

      (a) in an arm's length transaction, the issuer may pay the person cash consideration.


                                                               December 21, 1989

LPS 3-07

      (b) In an arm's length transaction, the issuer may agree to pay the person additional consideration at such time as the resource property commences commercial production. Such additional consideration may, depending on the circumstances, consist of cash consideration, reasonable payments from net profits, securities, or any combination of these.

      (c) In a non-arm's length transaction, the issuer may pay the person cash consideration up to the amount of the out of pocket costs incurred by the person in respect of the resource property, determined in accordance with section 5.3.

      (d) In a non-arms length transaction, the issuer may agree to pay the person additional consideration at such time as the resource property commences commercial production, where the person has carried out extensive exploration with results that indicate that the resource property appears to have substantial merit. The extent of the person's effort, skill and risk in developing the resource property will be taken into account by the Superintendent in determining whether additional consideration is justified. Such additional consideration may, depending on the circumstances, consist of cash consideration, reasonable payments from net profits, securities, or any combination of these. A 15% net profits interest would normally be considered reasonable.

11.2 Industrial issuer - Where an industrial issuer proposes to acquire from a person non-cash assets, the value of which are not supported by a valuation opinion, the following principles apply:

      (a) In an arm's length transaction, the issuer may pay the person cash consideration, a royalty or a combination of these.

      (b) In a non-arm's length transaction, the issuer may pay the person cash consideration up to the amount of the out of pocket costs incurred by the person in respect of the non-cash assets, determined in accordance with section 5.3.

DATED at Vancouver, British Columbia, this 21st day of December 1989.


                                       /s/ Douglas M. Hyndman
                                       --------------------------------------
                                       Douglas M. Hyndman
                                       Chairman



                                                               December 21, 1989

                         SCHEDULE C TO ESCROW AGREEMENT


                                                     NUMBER OF SHARES
NAME OF SHAREHOLDER                                  HELD IN ESCROW
-------------------                                  --------------
CHARLES S. UNDERHILL                                 120,000

ROBIN T. FORSHAW                                     60,724